                                                                  EXHIBIT 3.1

                               AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                        OF

                         DITECH COMMUNICATIONS CORPORATION

                                        I.

          The name of this corporation is DITECH COMMUNICATIONS CORPORATION.

                                       II.

          The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is the National Registered Agents, Inc.

                                       III.

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

          A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Eighty One Million Seventeen Thousand Nine Hundred Thirty Nine (81,017,939) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having $.001 par value. Thirty One Million Seventeen Thousand Nine Hundred Thirty Nine (31,017,939) shares shall be Preferred Stock, each having $.001 par value. Effective at the time of filing with the Secretary of State of the State of Delaware of this Amended and Restated Certificate of Incorporation (the "Effective Time"), each Three (3) shares of the corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted and combined into Two
(2) shares of Common Stock of the corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common
Stock shall be entitled to receive cash for such holder's fractional share based upon a value per share at the date of the Effective Time equal to $9.75.

          B. The Preferred Stock may be issued from time to time in one or more series. Except as provided in Paragraph C below, the Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the

                                     1.

shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          C. Seventeen Million Two Hundred Fifty Thousand (17,250,000) shares of Preferred Stock are designated "Series A Preferred," Six Million Two Hundred Fifty Nine Thousand Seven Hundred Eighteen (6,259,718) shares of Preferred Stock are designated "Series B Preferred" and Seven Million Five Hundred Eight Thousand Two Hundred Twenty One (7,508,221) shares of Preferred Stock are designated "Series C Preferred." The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of Common Stock and Preferred Stock or the holders thereof are as follows:

               1. DIVIDENDS. When and as declared by the Corporation's Board of Directors, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred, Series B Preferred and Series C Preferred as provided in this Section 1.

                    a. Dividends on each share of the Series A Preferred shall accrue on a daily basis at the rate of six percent (6%) per annum of the sum of the Series A Liquidation Value plus all accumulated and unpaid dividends thereon, from and including the Series A Original Issue Date to and including the first to occur of the date on which the Series A Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation or the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities.

                    b. Dividends on each share of the Series B Preferred shall accrue in an amount equal to the greater of (i) the rate of six percent (6%) per annum (calculated on a daily basis) of the sum of the Series B Liquidation Value plus all accumulated and unpaid dividends thereon or (ii) the dividends declared (if any) with respect to the Common Stock. Such dividends shall accrue, from and including the Series B Original Issue Date to and including the first to occur of the date on which the Series B Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation or the date on which such share is otherwise acquired by the Corporation; PROVIDED that all accrued but unpaid dividends with respect to any share of Series B Preferred shall be retired and shall not be paid upon the conversion of such share into Common Stock in accordance with Section 5 below. Such


                                     2.

dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Common Stock.

                    c. Dividends on each share of the Series C Preferred shall accrue at such time, and only at such time, as dividends are paid with respect to the Globe Preferred in an amount equal to the quotient obtained by dividing the Globe Dividend Amount by the number of outstanding shares of Series C Preferred. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Common Stock.

                   d. No dividends or other distributions shall be made with respect to the Common Stock in any fiscal year, other than dividends payable solely in Common Stock, until the dividends (if any) set forth in Sections 1.(a), 1.(b) and 1.(c) above have been declared and paid.

                   e. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred or the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends) of the shares of Series A Preferred held by each such holder or the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends) of the shares of Series B Preferred held by each such holder, as the case may be.

               2.   LIQUIDATION.

                    a. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series C Preferred shall be paid in kind, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, a number of shares of Globe Preferred equal to the product obtained by multiplying (a) the number of shares of Series C Preferred then held by such holder by (b) the quotient obtained by dividing the total number of shares of Globe Preferred then held by the Corporation by the total number of shares of Series C Preferred then outstanding. In addition, the holders of Series C Preferred shall be entitled to receive, pro rata based upon the number of shares of Series C Preferred then held by each such holder, in cash an amount equal to all accrued and unpaid dividends with respect to the Series C Preferred. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series C Preferred, setting forth in reasonable detail the amount of Globe Preferred and cash to be paid with respect to each share of Series C Preferred in connection with such liquidation, dissolution or winding up.


                                     3.

                    b. After payment has been made to the holders of the Series C Preferred of the full amounts to which they shall be entitled as set forth in Section 2a., each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Series A Liquidation Value of all shares of Series A Preferred held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2b., then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of Series A Preferred based upon the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends) of the shares of Series A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of assets to be paid with respect to each share of Series A Preferred in connection with such liquidation, dissolution or winding up.

                    c. After payment has been made to the holders of the Series A Preferred of the full amounts to which they shall be entitled as set forth in Section 2b., each holder of Series B Preferred shall be paid, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, an amount in cash equal to the Series B Liquidation Value of all shares of Series B Preferred held by such holder.
If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2c., then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of Series B Preferred based upon the aggregate Series B Liquidation Value of the shares of Series B Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Preferred, setting forth in reasonable detail the amount of assets to be paid with respect to each share of Series B Preferred in connection with such liquidation, dissolution or winding up.

                    d. After payment has been made to the holders of the Series A Preferred and Series B Preferred of the full amounts to which they shall be entitled as set forth in Sections 2b. and 2c., each holder of Series C Preferred shall be paid, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, an amount in cash equal to Series C Special Liquidation Value of all shares of Series C Preferred held by such holder. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series C Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2d., then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of Series C Preferred


                                     4.

based upon the aggregate Series C Special Liquidation Value of the shares of Series C Preferred held by each such holder.

                    e. After payment has been made to the holders of Preferred Stock of the full amounts to which they shall be entitled as set forth in Sections 2a., 2b., 2c. and 2d. above, then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among holders of Common Stock in a manner such that the amount distributed to each such holder shall equal the amount obtained by multiplying the entire remaining assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder and the denominator of which shall be the total number of shares of Common Stock then outstanding.

                    f. Neither the consolidation or merger of the Corporation into or with any other Person (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

               3.   PRIORITY OF PREFERRED STOCK ON DIVIDENDS AND REDEMPTION.

               So long as any shares of Series A Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend (cash, stock or otherwise) or make any distribution upon any Junior Securities, except, in each case, as otherwise expressly permitted pursuant to Section 4b.(ii) below or the terms of the Purchase Agreement. So long as any share of Series B Preferred remains outstanding, without the prior written consent of the holders or a majority of the outstanding shares of Series B Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly, any Common Stock, nor shall the Corporation directly or indirectly pay or declare any dividend (cash, stock or otherwise) or make any distribution upon the Common Stock except, in each case, as otherwise expressly permitted pursuant to Section 4b.(ii) below or the terms of the Purchase Agreement.

               4.   REDEMPTIONS.

                    a.   SCHEDULED REDEMPTIONS.

                         (i)   SCHEDULED REDEMPTIONS OF SERIES A PREFERRED.
At any time on or after February 1, 2004, the Corporation shall, at the request of holders of at least a majority of the then outstanding shares of Series A Preferred, redeem all outstanding shares of Series A Preferred at a price per share equal to the Series A Liquidation Value PLUS all accrued and unpaid dividends thereon. Holders of Series A Preferred requesting redemption hereunder shall notify the Corporation at least thirty (30) days prior to the date on which such redemption


                                     5.

shall take place. Such notice (the "Series A Redemption Notice") shall specify the date of the requested redemption. The Corporation shall reply to the Series A Redemption Notice within fifteen (15) days by notifying the holder or holders of Series A Preferred requesting redemption hereunder the number of shares which the Corporation may lawfully redeem on the date specified for redemption.

                         (ii)  SCHEDULED REDEMPTION OF SERIES B PREFERRED.
At any time on or after February 1, 2004, the Corporation shall, at the request of holders of at least a majority of the then outstanding shares of Series B Preferred, redeem all outstanding shares of Series B Preferred at a price per share equal to the Series B Liquidation Value. Holders of Series B Preferred requesting redemption hereunder shall notify the Corporation at least thirty (30) days prior to the date on which such redemption shall take place. Such notice (the "Series B Redemption Notice") shall specify the date of the requested redemption. The Corporation shall reply to the Series B Redemption Notice within fifteen (15) days by notifying the holder or holders of Series B Preferred requesting redemption hereunder the number of shares which the Corporation may lawfully redeem on the date specified for redemption.

                    b.   SPECIAL REDEMPTIONS.

                         (i)   In the event of a Change in Ownership or a
Fundamental Change, the Corporation shall, upon the election of the holders of a majority of outstanding shares of Series A Preferred, upon the consummation of such transaction redeem the outstanding shares of Series A Preferred at a price per share equal to the Series A Liquidation Value PLUS all accrued and unpaid dividends thereon. Immediately following the redemption of the outstanding shares of Series A Preferred in connection with such Change in Ownership or Fundamental Change, the Corporation shall, upon the election of holders of a majority of the outstanding shares of Series B Preferred redeem the outstanding shares of Series B Preferred at a price per share equal to the Series B Liquidation Value; PROVIDED, HOWEVER, that the holders of Series B Preferred may elect to convert such shares into shares of Common Stock in accordance with Section 5 hereof at any time prior to the closing of such Change in Ownership or Fundamental Change.

                         (ii)  In the event of (i) a redemption of all (but
not less than all) of the shares of Globe Preferred held by the Corporation or (ii) a sale by the Corporation of all (but not less than all) of the Globe Preferred to a third party, the Corporation shall redeem all of the outstanding shares of Series C Preferred at a price per share equal to the Series C Redemption Value. Any redemption pursuant to this Section 4b.(ii) shall take place on a date fixed by the Corporation, which date shall be not more than ten (10) days after the Corporation's receipt of proceeds from a redemption of the Globe Preferred.

                    c.   REDEMPTION WITH PROCEEDS OF PUBLIC OFFERING.

                         (i)   Upon the election of the holders of a majority
of the outstanding shares of Series A Preferred, the Corporation shall apply the net cash proceeds from any Public Offering (after deduction of all discounts, underwriters' commissions and other reasonable expenses) to redeem all outstanding shares of Series A Preferred at a price per share


                                     6.

equal to the Series A Liquidation Value PLUS all accrued and unpaid dividends thereon. Such redemption shall take place on a date fixed by the holders of a majority of the outstanding shares of Series A Preferred, which date shall be not more than ten (10) days after the Corporation's receipt of such proceeds.

                         (ii)  Upon the election of the holders of a majority
of the outstanding shares of Series B Preferred, the Corporation shall apply the net cash proceeds from any Public Offering (after deduction of all discounts, underwriters' commissions and other reasonable expenses) to redeem shares of Series B Preferred at a price per share equal to the Series B Liquidation Value thereof; PROVIDED, HOWEVER, that no such redemption shall occur in the event that all outstanding shares of Series B Preferred are automatically converted into shares of Common Stock upon the closing of a Qualifying IPO pursuant to Section 5b. below. Any redemption pursuant to this Section 4c.(ii) shall take place on a date fixed by the holders of a majority of the outstanding shares of Series B Preferred, which date shall be not more than ten (10) days after the Corporation's receipt of such proceeds.

                    d. REDEMPTION PAYMENTS. For each share of Series A Preferred, Series B Preferred or Series C Preferred that is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Series A Liquidation Value of such share (plus all accrued and unpaid dividends thereon), the Series B Liquidation Value or the Series C Redemption Value, as the case may be. If the funds of the Corporation legally available for redemption of shares of Series A Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred pro rata among the holders of Series A Preferred to be redeemed based upon the aggregate number of shares of Series A Preferred held by each such holder in accordance with Section 4f. below. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, such funds shall immediately be used to redeem the balance of the shares of Series A Preferred which the Corporation has become obligated to redeem on any Redemption Date but which it has not so redeemed. If the funds of the Corporation legally available for redemption of shares of Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred to be redeemed on such date, then, subject to the foregoing, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series B Preferred pro rata among the holders of Series B Preferred based on the number of shares of Series B Preferred held by each such holder in accordance with Section 4f. below. At any time thereafter, provided that the Corporation has fully satisfied its obligation to redeem shares of Series A Preferred hereunder when additional funds of the Corporation are legally available for redemption of shares of Series B Preferred, such funds shall immediately be used to redeem the balance of the shares ofSeries B Preferred which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. If the funds or assets of the Corporation legally available for redemption of shares of Series C Preferred on any Redemption Date are insufficient to redeem


                                     7.

the total number of shares of Series C Preferred to be redeemed on such date, those funds or assets which are legally available shall be used to redeem the maximum possible number of shares of Series C Preferred pro rata among the holders of Series C Preferred to be redeemed based upon the aggregate number of shares of Series C Preferred held by each such holder in accordance with
Section 4f. below. At any time thereafter when additional funds or assets of the Corporation are legally available for the redemption of shares of Series C Preferred, such funds or asset, as applicable, shall immediately be used to redeem the balance of the shares of Series C Preferred which the Corporation has become obligated to redeem on any Redemption Date but which it has not so redeemed. Redemption of shares of Series A Preferred or Series B Preferred pursuant to any one of Sections 4a., 4b. or 4c. shall not relieve the Corporation of its obligation to redeem outstanding shares of Series A Preferred or Series B Preferred pursuant to any other of such sections which may apply.

                    e. NOTICE. Except as otherwise provided herein, the Corporation shall mail written notice of (a) a potential Change in Ownership, Fundamental Change or Public Offering, (b) each redemption of Globe Preferred and (c) each redemption of any Series A Preferred, Series B Preferred or Series C Preferred to each record holder of the Series A Preferred, the Series B Preferred and/or the Series C Preferred, as applicable, (1) not more than 60 nor less than 30 days prior to (x) in the case of an event referred to in (a) above, the date of closing of such event and (y) in the case of a redemption referred to in (c) above, the date on which such redemption is to be made and (2) in the case of an event referred to in (b) above, not more than five days following such event. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

                    f. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series A Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Preferred then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred then outstanding. The number of shares of Series B Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series B Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series B Preferred then held by such holder and the denominator of which shall be the total number of shares of Series B Preferred then outstanding. The number of shares of Series C Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series C Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series C Preferred then held by such holder and the denominator of which shall be the total number of shares of Series C Preferred then outstanding.

                    g. DIVIDENDS AFTER REDEMPTION DATE. No share of Series A Preferred shall be entitled to any dividends accruing after the date on which the Series A

                                     8.

Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder of such share. No share of Series B Preferred shall be entitled to any dividends accruing after the date on which the Series B Liquidation Value of such share is paid to the holder of such share. No share of Series C Preferred shall be entitled to any dividends accruing after the date on which the Series C Redemption Value of such share is paid to the holder of such share. On such date, all rights of the holder of such share shall cease, and such share shall no longer be deemed to be issued or outstanding.

                    h. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                    i. OTHER REDEMPTIONS OR ACQUISITION. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Preferred Stock, except as expressly authorized herein.

                    j. AUTOMATIC REDEMPTION OF SERIES C PREFERRED. Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, unless the Board of Directors of the corporation shall have given notice to the holders of a majority of the outstanding shares of Series C Preferred on or prior to April 29, 1999 that the Series C Preferred shall not be redeemed pursuant to this Section 4j., then, on April 29, 1999, without notice or any other action on the part of the corporation or any stockholder of the corporation, each share of Series C Preferred then outstanding shall automatically be redeemed, out of funds or assets legally available therefor, by the corporation by payment in kind per share of one share of Globe Preferred. Such redemption shall be deemed to take place at the close of business on April 29, 1999 (the "Redemption Time"). The corporation shall send notice of such redemption to all holders of Series C Preferred within five days following the Redemption Time. From and after the Redemption Time, any certificates representing shares of Series C Preferred so redeemed shall no longer represent shares of Series C Preferred, but rather shall represent the right to receive one share of Globe Preferred per share of Series C Preferred represented by such certificate. For each share of Series C Preferred redeemed hereunder the corporation shall be obligated, from and after the Redemption Time upon surrender by the holder of a certificate representing such share of Series C Preferred at the corporation's principal office, to transfer to the holder thereof one share of Globe Preferred.

               5.   CONVERSION OF SERIES B PREFERRED.

          The holders of Series B Preferred shall have conversion rights as follows (the "Conversion Rights"):

                    a. RIGHT TO CONVERT. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Initial Issue Price by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall


                                     9.

be deliverable upon conversion of shares of Series B Preferred (the "Series B Conversion Price") shall initially be $0.86185 per share of Common Stock and shall be subject to adjustment as hereinafter provided.

                    b. AUTOMATIC CONVERSION. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier to occur of (i) the closing of an underwritten Public Offering at a price per share (prior to underwriter commissions and offering expenses) of not less than $2.59 (as adjusted for stock splits, stock dividends, reclassifications and like events) and in which the Corporation receives aggregate gross proceeds of not less than $20,000,000 (a "Qualifying IPO"), or (ii) the receipt by the Corporation of the affirmative vote at a duly noticed shareholders meeting or pursuant to a duly solicited written consent of the holders of more than sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series B Preferred in favor of the conversion of all of the shares of Series B Preferred into Common Stock. In the event of the automatic conversion of the Series B Preferred upon a public offering as set forth in subsection (i) hereof, the Person(s) entitled to receive the Common Stock issuable upon such conversion of Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such transaction.

                    c. MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; PROVIDED, HOWEVER, that in the event of an automatic conversion pursuant to Section 5b., the outstanding shares of Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; PROVIDED, FURTHER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such written consent, and the person or persons


                                    10.

entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                    d.   ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN EVENTS.

                         (i)   ADJUSTMENTS FOR SUBDIVISIONS, STOCK DIVIDENDS,
COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time shall declare or pay, without consideration, any dividend on Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or effects a subdivision or combination of its outstanding shares of Common Stock into a greater or smaller number of shares without a proportionate and corresponding subdivision or combination of its outstanding shares of Series B Preferred, then and in each such event Series B Conversion Price shall be appropriately increased or decreased proportionally.

                         (ii)  ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND
SUBSTITUTION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than in an event provided for in Section 5d.(i) above), the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Series B Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of shares of such Series B Preferred immediately before that change.

                         (iii) ADJUSTMENTS FOR OTHER DIVIDENDS AND
DISTRIBUTIONS. In the event that the Corporation shall declare a distribution with respect to the Common Stock payable in securities of other issuers, evidences of indebtedness issued by this Corporation or other issuers, assets (excluding cash dividends) or options or rights and for which no adjustment is made pursuant to Section 5d.(i) or Section 5d.(ii), the holders of Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                    e. NO IMPAIRMENT. Except as provided in Section 6 hereof, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B Preferred against impairment.


                                     11.

                    f. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series B Preferred pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Preferred.

                    g. NOTICES OF RECORD DATE. In the event that this Corporation shall propose at any time:

                         (i)   to declare any dividend or distribution upon
its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                         (ii)  to offer for subscription pro rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                         (iii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                         (iv)  to merge or consolidate with or into any other
corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of Series B Preferred:

                                      (1)  at least 20 days' prior written
notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                                      (2)  in the case of the matters
referred to in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series B Preferred at the address for each such holder as shown on the books of this Corporation.


                                     12.

                    h. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred, the full number of shares of Common Stock deliverable upon the conversion of all Series B Preferred from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder consent), in accordance with the laws of the State of Delaware, increase the number of authorized shares of Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series B Preferred at the time outstanding.

                    i. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred pursuant to this Section 5.

               6.   VOTING RIGHTS.

                    a. GENERAL. Except as otherwise expressly provided herein and as otherwise required by applicable law, the Series A Preferred shall have no voting rights; provided that each holder of Series A Preferred shall be entitled to notice of all meetings of shareholders at the same time and in the same manner as notice is given to all shareholders entitled to vote at such meetings. Except as otherwise required by law or except as otherwise set forth herein, the holder of each share of Series B Preferred issued and outstanding shall have a number of votes with respect to such share equal to the number of shares of Common Stock into which such share of Series B Preferred is then convertible. Except as otherwise required by law or except as otherwise set forth herein, each holder of issued and outstanding Series C Preferred shall have two-thirds (2/3) of one (1) vote for each five (5) shares of Series C Preferred held by such holder. The holder of Series B Preferred and Series C Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

                    b.   BOARD OF DIRECTORS.

                         (i)   At each election of directors of the
Corporation, so long as any share of Series B Preferred is outstanding, the holders of Series B Preferred shall be entitled, voting as a single series, to elect two (2) directors of the Corporation (the "Series B Directors"). In the case of any vacancy in the office of a Series B Director, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Series B Preferred, voting as a single class, given at a special meeting of such shareholders called for that purpose or by the unanimous written consent of such shareholders. Prior to an annual or special meeting of the holders of the Series B Preferred convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent Series B Director may appoint a director to serve as such until the holders of the Series B Preferred duly elect a successor director.

                         (ii)  At each election of directors of the
Corporation, so long as any share of Common Stock or Series C Preferred is outstanding, the holders of Common Stock and Series C Preferred shall be entitled, voting together, to elect two (2) directors of Corporation


                                     13.

(the "Common Directors"). In the case of any vacancy in the office of a Common Director, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Common Stock and Series C Preferred, voting together, given at a special meeting of such shareholders called for that purpose or by the unanimous written consent of such shareholders. Prior to an annual or special meeting of the holders of the Common Stock and Series C Preferred convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent Common Director may appoint a director to serve as such until the holders of the Common Stock and Series C Preferred duly elect a successor director.

                         (iii) At each election of directors of the
Corporation, so long as any share of Series B Preferred, Common Stock and Series C Preferred is outstanding, the holders of Common Stock, Series B Preferred and Series C Preferred shall be entitled, voting together, to elect three (3) directors of the Corporation (the "Joint Directors"). In the case of any vacancy in the office of a Joint Director, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Common Stock, Series B Preferred and Series C preferred, voting together, given at a special meeting of such shareholders called for that purpose or by the unanimous written consent of such shareholders.

                    c.   PROTECTIVE PROVISIONS.

                         (i)   So long as any share of Series A Preferred
remains outstanding, the Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series A Preferred then outstanding, voting separately as a series:

                                      (1)  sell, lease or otherwise dispose
of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Corporation's Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), unless prior to or contemporaneously with the consummation of such transaction the Corporation redeems all of the outstanding shares of Series A Preferred pursuant to the terms of Section 4b. hereof;

                                      (2)  merge or consolidate with any
Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries), unless prior to or contemporaneously with the consummation of such transaction the Corporation redeems all of the outstanding shares of Series A Preferred pursuant to the terms of Section 4b. hereof (regardless of whether such transaction would otherwise constitute a Change in Ownership or a Fundamental Change).

                                      (3)  authorize, issue or enter into any
agreement providing for the issuance (contingent or otherwise) of, (A) any notes or debt securities


                                     14.

containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to Common Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

                                      (4)  liquidate, dissolve or effect a
recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for Canadian or United States income tax purposes); or

                                      (5)  increase the number of authorized
shares of the Series A Preferred or alter, change or otherwise impair or adversely affect the rights or the relative preferences and priorities of the holders of the Series A Preferred.

                         (ii)  So long as any share of Series B Preferred
remains outstanding, the Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series B Preferred then outstanding, voting separately as a series:

                                      (1)  sell, lease or otherwise dispose
of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Corporation's Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), unless prior to or contemporaneously with the consummation of such transaction the Corporation redeems all of the outstanding shares of Series B Preferred pursuant to the terms of Section 4b. hereof;

                                      (2)  merge or consolidate with any
Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries), unless prior to or contemporaneously with the consummation of such transaction the Corporation redeems all of the outstanding shares of Series B Preferred pursuant to the terms of Section 4b. hereof (regardless of whether such transaction would otherwise constitute a Change in Ownership or a Fundamental Change);

                                      (3)  authorize, issue or enter into any
agreement providing for the issuance (contingent or otherwise) of, (A) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to Common Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;


                                     15.

                                      (4)  liquidate, dissolve or effect a
recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for Canadian or United States income tax purposes); or

                                      (5)  increase the number of authorized
shares of the Series B Preferred or alter, change or otherwise impair or adversely affect the rights or the relative preferences and priorities of the holders of the Series B Preferred.

                         (iii) So long as any share of Series C Preferred
remains outstanding, the Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series C Preferred then outstanding, voting separately as a series, increase the number of authorized shares of the Series C Preferred or alter, change or otherwise impair or adversely affect the rights or the relative preferences and priorities of the holders of the Series C Preferred.

               7.   EVENTS OF NONCOMPLIANCE.

                    a. DEFINITION. An Event of Noncompliance shall have occurred if:

                         (i)   the Corporation fails to make any redemption
payment with respect to the Series A Preferred or Series B Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject; or

                         (ii)  the Corporation or any Subsidiary makes an
assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the United States Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (i) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or
(ii) such petition, application or proceeding is not dismissed within 60 days.

                    b.   CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

                         (i)   If an Event of Noncompliance of the type
described in Section 7a.(i) has occurred, the holder or holders of a majority of the shares of Series A Preferred and a majority of the shares of Series B Preferred then outstanding may demand (by written


                                     16.

notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per share equal to the Series A Liquidation Value thereof (plus all accrued and unpaid dividends thereon) and all or any portion of the Series B Preferred owned by such holder or holders at a price per share equal to the Series B Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred and Series B Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred or Series B Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred and Series B Preferred as to which rights under this Section 7b.(i) have been exercised within 15 days after receipt of the initial demand for redemption.

                         (ii)  If an Event of Noncompliance of the type
described in Section 7a.(ii) has occurred, all of the Series A Preferred and Series B Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred or the Series B Preferred) at a price per Share equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) or the Series B Liquidation Value, respectively.

                         (iii) If any Event of Noncompliance exists, each
holder of Series A Preferred and each holder of Series B Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

               8.   DEFINITIONS.

          "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuance of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in Controlling Shareholders ceasing record and beneficial owners of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors or ceasing to be the record and beneficial owners of at least 5l% of the Corporation's issued and outstanding Common Stock.

          "COMMON STOCK" means the Corporation's Common Stock, $.001 value per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "CONTROLLING SHAREHOLDERS" means Summit Ventures IV, L.P. and Summit Investors III, L.P. and Kenneth E. Jones.

          "FAIR MARKET VALUE" shall mean, with respect to the Series B Preferred, the fair market value of a share of the Series B Preferred as established by mutual agreement of the holders of a majority of the Series B Preferred then outstanding and the Corporation or, with respect to the


                                     17.

Globe Preferred, the fair market value of a share of Globe Preferred as established by mutual agreement of the holders of a majority of the Series C Preferred then outstanding and the Corporation (including the approval of at least one Series B Director); PROVIDED, HOWEVER, if such parties cannot agree on such value within ten (10) days of the reply given pursuant to any redemption notice as set forth herein, then the fair market value shall be established by appraisal as set forth below:

                    (i) Appraisals hereunder shall be undertaken by two (2) appraisers, one (1) selected by the Corporation and one (1) selected by the holders of a majority of the Series B Preferred then outstanding. Such appraisers shall have twenty (20) days following the appointment of the last appraiser to be appointed to agree upon a fair market value.

                    (ii) In the event that such appraisers cannot so agree within such period of time (A) if such appraisers' valuations do not vary by more than ten percent (10%), then the fair market value shall be the mean of such valuations and (B) if such appraisers' valuations differ by more than ten percent (10%), such appraisers shall select a third appraiser who shall calculate the fair market value independently. Except as set forth in the next sentence, following such independent appraisal, the fair market value shall be the average of the two (2) valuations which are closest in amount. If one appraiser's valuation is the mean of the two (2) other valuations, such mean valuation shall be the fair market value. In the event that the two (2) original appraisers cannot agree upon a third appraiser within thirty
(30) days following the end of the thirty (30) day period referred to above, then the third appraiser shall be appointed by the by the American Arbitration Association.

                    (iii) The fees and expenses of the appraisers chosen pursuant to the provisions above shall be paid by the Corporation.

          "FUNDAMENTAL CHANGE" means (a) any sale or transfer of more than 20% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales of inventory in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series A Preferred and Series B Preferred are not changed and the Series A Preferred and Series B Preferred are not exchanged for cash, securities or other property, and after giving effect to such merger the Controlling Stockholders continue to be the record and beneficial owners of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors and continue to be the record and beneficial owners of a majority of the Corporation's issued and outstanding Common Stock.

          "GLOBE" means Globe Wireless, Inc., a California corporation, and its successors.

          "GLOBE DIVIDEND AMOUNT" means the difference obtained by subtracting (a) any Tax of the Corporation resulting from the receipt by the Corporation of dividends with respect to the


                                     18.

Globe Preferred from (b) any amounts paid by Globe and received by the Corporation as a dividend with respect to the Globe Preferred.

          "GLOBE PREFERRED" means the shares of Series A Preferred Stock, $.001 value per share, of Globe (or any securities issued with respect thereto) held by the Corporation.

          "GLOBE PREFERRED REDEMPTION AMOUNT" means the difference obtained by subtracting (a) any Tax of the Corporation resulting from the redemption by Globe of the Globe Preferred or the sale by the Corporation to a third party of the Globe Preferred from (b) the aggregate proceeds received by the Corporation upon all redemptions by Globe of the Globe Preferred or upon the sale by the Corporation to a third party of the Globe Preferred.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PREFERRED STOCK" means the Series A Preferred, the Series B Preferred and the Series C Preferred.

          "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the United States Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of February 21, 1997, by and among Ditech Corporation, a California corporation, and certain Persons, as such agreement may from time to time be amended in accordance with its terms.

          "REDEMPTION DATE" as to any share means the applicable date specified herein with respect to such redemption; provided no such date shall be a Redemption Date unless the Liquidation Value of such share (plus, in the case of the Series A Preferred, all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "SERIES A LIQUIDATION VALUE" shall be equal to $1.00.

          "SERIES A ORIGINAL ISSUE DATE" shall be March 11, 1997.

          "SERIES A PREFERRED" means the Corporation's Series A Redeemable Preferred Stock, $.001 value per share.

          "SERIES B INITIAL ISSUE PRICE" shall be equal to $0.86185.


                                     19.

          "SERIES B LIQUIDATION VALUE" shall be equal to the greatest of (i) the Series B Initial Issue Price plus all accrued and unpaid dividends, (ii) the Fair Market Value of the Series B Preferred or (iii) the quotient obtained by dividing (A) the value of the entire assets available to be distributed to the holders of the Series B Preferred and Common Stock (assuming, for purposes of this definition, that the amount payable to the holders of the Series C Preferred by operation of Section 2d. hereof is zero
(0)) by (B) the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock into which the shares of Series B Preferred then outstanding are then convertible.

          "SERIES B ORIGINAL ISSUE DATE" shall be March 11, 1997.

          "SERIES B PREFERRED" means the Corporation's Series B Convertible Preferred Stock, $.001 value per share.

          "SERIES C PREFERRED" means the Corporation's Series C Preferred Stock, $.001 value per share.

          "SERIES C REDEMPTION VALUE" means the fraction obtained by dividing the Globe Preferred Redemption Amount by the total number of shares of Series C Preferred then outstanding.

          "SERIES C SPECIAL LIQUIDATION VALUE" shall be the difference obtained by subtracting (i) the Fair Market Value of a share of Globe Preferred from (ii) the liquidation preferential amount of a share of Globe Preferred.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
(b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. Globe shall not be deemed a Subsidiary of the Corporation.

          "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without


                                     20.

limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

               (b) "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the issued and outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

                                       V.

          For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          A.

               1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed at seven until no shares of Series B Preferred shall remain outstanding, and thereafter shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

               2.   BOARD OF DIRECTORS.

                    a. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. During such time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Section A.2.a of this Article


                                     21.

V shall become effective and be applicable only when the corporation is a "listed" corporation within the meaning of Section 301.5 of the CGCL. The election of the directors shall be apportioned among the classes as follows:
Class I -- one Series B Director and one Joint Director; Class II -- one Series B Director and one Common Director; Class III -- one Common Director and two Joint Directors. At such time as no shares of Series B Preferred shall be outstanding, the Series B Director shall become a Joint Director.

                    b.   In the event that the corporation is subject to
Section 2115(b) of the CGCL AND is not a "listed" corporation or ceases to be a "listed" corporation under Section 301.5 of the CGCL, Section A. 2. a. of this Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

                    c. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the CGCL AND is not a "listed" corporation or ceases to be a "listed" corporation under Section 301.5 of the CGCL. During this time, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

          Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               3. REMOVAL OF DIRECTORS. Removal of directors shall be governed as provided in the Bylaws of the corporation.

               4.   VACANCIES

                    a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the


                                     22.

remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                    b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                    c. At any time or times that the corporation is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

                         (i)   Any holder or holders of an aggregate of five
percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

                         (ii)  The Superior Court of the proper county shall,
upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.

          B.

               1.   BYLAW AMENDMENTS

                    Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

               2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

               3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.


                                     23.

               4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI.

          A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

          B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times the corporation is subject to Section 2115(b) to the limits on such excess indemnification set forth in Section 204 of the CGCL.

          C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       VII.

          A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

          B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.